SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Gurtin Fixed Income Management, LLC regarding Gurtin California Municipal Value Fund and Gurtin National Municipal Value Fund, Exhibit(d)(12) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 22 on November 24, 2014, accession number 0001435109-14-000810.